UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

September 13, 2005

Date of Report (Date of earliest event reported)

AmNet Mortgage, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-13485	33-0741174
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
10421 Wateridge Circle, Suite 250 San Diego, CA		92121
(Address of principal executive offices)		(Zip Code)

(858) 909-1200

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

On September 13, 2005, AmNet Mortgage, Inc., a Maryland corporation (“AmNet”), Wachovia Bank, National Association, a national banking association organized under the laws of the United States of America (“Wachovia”), and PTI, Inc., a Delaware corporation (“Merger Sub”), entered into an Agreement and Plan of Merger (as amended and restated effective as of September 13, 2005, the “Merger Agreement”), under which Merger Sub will be merged with and into AmNet, with AmNet continuing after the merger as the surviving corporation and a wholly owned subsidiary of Wachovia (the “Merger”). At the effective time of the Merger (the “Effective Time”), each issued and outstanding share of common stock, par value $0.01 per share, of AmNet will be converted into the right to receive $10.30 in cash. In addition, each outstanding right to acquire AmNet common stock (the “Options”) and restricted stock units granted under the AmNet’s 1997 Stock Incentive Plan, 1997 Stock Option Plan, 1997 Outside Directors Stock Option Plan, or the 2004 Equity Incentive Plan will fully vest. All Options with an exercise price below $10.30 will be cashed out for the excess of $10.30 over the exercise price of the applicable Option.

The Merger Agreement has been approved by the Board of Directors of AmNet (upon the unanimous recommendation of a Special Committee of the Board comprised of independent directors). The Merger is subject to customary conditions, including compliance with the pre-merger notification requirements of the Hart-Scott-Rodino Act and approval by AmNet stockholders. The Merger Agreement contains certain covenants regarding the operation of AmNet prior to closing as well as the cooperation of both parties in meeting the conditions to closing. The Merger Agreement also contains termination rights in favor of both AmNet and Wachovia upon the occurrence of certain events, including the right of either party to terminate the Merger Agreement after February 15, 2006 if the Merger has not been consummated by such date and such failure is not caused by a breach of the Merger Agreement by the terminating party. Wachovia’s or AmNet’s termination of the Merger Agreement under certain circumstances also triggers an obligation that AmNet pay Wachovia a termination fee. The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

David Nierenberg, a member of AmNet’s Board of Directors, has signed an agreement, both with respect to his personal shares and the shares of several investment funds (the “Funds”) of which his management company is the general partner, to vote those shares in support of the Merger and against any alternative acquisition proposal. The shares subject to this agreement aggregate approximately 19% of the outstanding AmNet shares. This agreement provides that such shares may not be transferred except among the Funds. This agreement provides that nothing therein prevents Mr. Nierenberg from discharging his fiduciary duties as a member of AmNet’s Board of Directors. This agreement will terminate upon the later to occur of the Effective Time or the termination of the Merger Agreement.

Concurrently with, and as a Wachovia condition to, the execution of the Merger Agreement, three of AmNet’s executive officers entered into employment arrangements (as well as three-year non-compete agreements) with Wachovia, which will take effect at the Effective Time and will supersede their existing AmNet employment agreements. The three executive officers, John M. Robbins (Chairman and Chief Executive Officer), Jay M. Fuller (Executive Vice President of Production), and Lisa S. Faulk (Executive Vice President and Chief Administrative Officer), will each become Managing Directors in the Fixed Income Division of Wachovia Securities, Wachovia Corporation’s Corporate and Investment Banking Unit, and will have the respective AmNet titles of Chief Executive Officer (Mr. Robbins), Head of National Production (Mr. Fuller) and Head of National Operations (Ms. Faulk).

Also concurrently with the execution of the Merger Agreement, AmNet’s other executive officer, Judith A. Berry (Executive Vice President and Chief Financial Officer) entered into an employment arrangement with Wachovia, which will take effect at the Effective Time and will supersede her existing

AmNet employment agreement. Ms. Berry will serve on an interim basis as co-head of Merger integration within the Fixed Income Division of Wachovia Securities.

All four executive officers will, in addition to their entitlements under these employment arrangements, receive the payments for their AmNet shares and options provided for in the Merger Agreement as well as the payments applicable to a change in control of AmNet under various compensation plans in which they participate, as well as, in Ms. Berry’s case, the severance payment to which she would have been entitled under her current employment agreement were she to have been terminated following a change in control.

On September 13, 2005, AmNet and Wachovia issued a joint press release regarding the Merger. The press release is filed as Exhibit 99.2 hereto.

Caution Required by Certain Securities and Exchange Commission Rules

In connection with the proposed merger, AmNet Mortgage will be filing a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders can obtain a free copy of the proxy statement (when available) and other documents filed by AmNet Mortgage with the Securities and Exchange Commission at the Securities and Exchange Commission’s website at http://www.sec.gov. Free copies of the proxy statement (when available) and other documents filed by AmNet Mortgage with the Securities and Exchange Commission may also be obtained from AmNet Mortgage by directing a request to Investor Relations, AmNet Mortgage, Inc., 10421 Wateridge Circle, Suite 250 San Diego, CA, 92121 (email address: IR@amnetmortgageinc.com).

AmNet Mortgage and its directors and its executive officers may be deemed, under Securities and Exchange Commission rules, to be soliciting proxies from AmNet Mortgage’s stockholders in favor of the proposed merger. Information regarding the identity of these persons is set forth in a Schedule 14A filed by AmNet Mortgage with the Securities and Exchange Commission on July 6, 2005 relating to AmNet Mortgage’s 2005 annual meeting of stockholders and a Form 10-K/A filed by AmNet Mortgage with the Securities and Exchange Commission on July 6, 2005, both of which are available free of charge from the Securities and Exchange Commission or from AmNet Mortgage, as indicated above. Information regarding the interests of these persons in the solicitation will be more specifically set forth in the proxy statement concerning the proposed merger that will be filed by AmNet Mortgage with the Securities and Exchange Commission, which will be available free of charge from the Securities and Exchange Commission or from AmNet Mortgage as indicated above.

Item 9.01          Financial Statements and Exhibits.

(a)   Not applicable.

(b)   Not applicable.

(c)   Not applicable.

(d)   Exhibits.

Exhibit No.	Description
99.1	Amended and Restated Agreement and Plan of Merger dated as of September 13, 2005, by and among AmNet Mortgage, Inc., Wachovia Bank, National Association and PTI, Inc.
99.2	Press Release dated as of September 13, 2005*

*                    Incorporated by reference to the Company’s DEFA14A filed with the Securities and Exchange Commission on September 13, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2005

AMNET MORTGAGE, INC.

By:	/s/ JUDITH A. BARRY
Judith A. Barry
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Amended and Restated Agreement and Plan of Merger dated as of September 13, 2005, by and among AmNet Mortgage, Inc., Wachovia Bank, National Association and PTI, Inc.
99.2	Press Release dated as of September 13, 2005*

*                    Incorporated by reference to the Company’s DEFA14A filed with the Securities and Exchange Commission on September 13, 2005.